Exhibit 10(a)

Carlton Fields
Jorden Burt P.A.
1025 Thomas Jefferson Street, NW | Suite 400 East
Washington, DC 20007-5208
202.965.8100 | fax 202.965.8104
www.CFJBLaw.com
Atlanta
Hartford
Los Angeles
Miami
New York
Orlando
St. Petersburg
Tallahassee
Tampa
Washington, DC
West Palm Beach

April 21, 2014

Great-West Life & Annuity Insurance Company of New York
50 Main Street
White Plains, New York 10606

Re:	Variable Annuity-1 Series Account of Great-West Life & Annuity
Insurance Company of New York
Post-Effective Amendment No. 8 to the Registration Statement on N-4
File Nos. 333-147743 and 811-08183

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company of New York, a New York corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

            Very truly yours,

            /s/Carlton Fields Jorden Burt, P.A.

        CARLTON FIELDS JORDEN BURT, P.A.